Exhibit 12.1
Young Broadcasting Inc.

                                                       ---------------------------------------------------------------------
                                                                   1997                 1998                 1999
                                                       ---------------------------------------------------------------------
Fixed Charges:
Interest                                                         64,102,237           62,617,274            62,980,836
Amortization of Debt Issuance Costs and Bond Premium              4,248,834            4,516,612             4,612,634
Interest Portion of Rent Expense                                    643,200              532,800             1,123,200
                                                       ---------------------------------------------------------------------
Fixed Charges                                                    68,994,271           67,666,686            68,716,670
                                                       =====================================================================

Earnings (Loss)

(Loss) Income from operations                                   (22,282,666)         (19,299,178)          (43,112,944)
Fixed Charges                                                    68,994,271           67,666,686            68,716,670
                                                       ---------------------------------------------------------------------
                                                                 46,711,605           48,367,508            25,603,726
                                                       =====================================================================


Ratio of Earnings to Fixed Charges (1)                                 --                     --                  --
                                                       =====================================================================
                                                                                                     Quarter Ended March 31,
                                                       -------------------------------------   ---------------------------------
                                                              2000                 2001               2001              2002
                                                       -------------------------------------   ---------------------------------
Fixed Charges:
Interest                                                    95,842,753          112,753,609        31,214,566        26,809,896
Amortization of Debt Issuance Costs and Bond Premium         4,604,438            4,830,807         1,207,702           889,397
Interest Portion of Rent Expense                             1,356,600            1,201,660           300,415           275,850
                                                       -------------------------------------   ---------------------------------
Fixed Charges                                              101,803,791          118,786,076        32,722,683        27,975,143
                                                       =====================================   =================================


Earnings (Loss)

(Loss) Income from operations                                  (54,729)         (52,759,166)      (17,985,467)      (31,261,404)
Fixed Charges                                              101,803,791          118,786,076        32,722,683        27,975,143
                                                       -------------------------------------   ---------------------------------
                                                           101,749,062           66,026,910        14,737,216        (3,286,261)
                                                       =====================================   =================================


Ratio of Earnings to Fixed Charges (1)                          1.00:1                   --                --                --
                                                       =====================================   =================================

(1) For the years ended December 31, 1997, 1998, 1999 and 2001, our earnings were insufficient to cover fixed charges by approximately $22,282,666, $19,299,178, $43,112,944 and $52,759,166, and for the quarters ended
     March 31, 2001 and 2002, by approximately $17,985,467 and $31,261,404, respectively.